PBF Energy Reports First Quarter 2015 Results, Announces Potential Drop-down Transaction and Declares Dividend of $0.30 Per Share

•	First Quarter EBITDA of $200.9 million, excluding special items

•
First Quarter Adjusted Fully-converted EPS of $0.87, based on Adjusted Fully-converted Net Income of $79.3 million, excluding special items (GAAP EPS of $1.04, based on GAAP Net Income of $87.3 million)

•	Announces Potential Sale of Delaware City Products Pipeline and Truck Rack to PBF Logistics

•	Increases backlog of MLP-qualifying EBITDA to approximately $200 million

•	Declares quarterly dividend of $0.30 per share

PARSIPPANY, NJ - April 30, 2015 - PBF Energy Inc. (NYSE: PBF) today reported first quarter 2015 Operating Income, excluding special items, of $151.2 million versus Operating Income of $260.2 million for the first quarter of 2014. Special items in the first quarter 2015 results include a net, non-cash, after-tax $12.7 million lower-of-cost-or-market ("LCM") inventory adjustment. Adjusted Fully-Converted Net Income for the first quarter 2015, excluding special items, was $79.3 million, or $0.87 per share on a fully exchanged, fully diluted basis, as described below, compared to Adjusted Fully-Converted Net Income of $140.7 million, or $1.44 per share, for the first quarter 2014. On a GAAP basis, the company reported a first quarter 2015 Net Income of $103.1 million, and Net Income attributable to PBF Energy Inc. of $87.3 million or $1.04 per share. This compares to GAAP Net Income of $183.3 million, and Net Income attributable to PBF Energy Inc. of $77.4 million or $1.43 per share for the first quarter 2014. PBF Energy's financial results reflect the consolidation of the financial results of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF indirectly owns the general partner and approximately 52.1% of the limited partner interests as of quarter-end.

Tom Nimbley, PBF Energy's CEO, said, “The first quarter of 2015 was another in a string of positive quarters for PBF. The East Coast contributed almost 50 percent of the total EBITDA, excluding LCM, for the quarter and continues to display the sustainable earnings potential and flexibility that we have built into the system through our self-help projects, crude sourcing flexibility and running our two East Coast refineries as an integrated system. We are also beginning to recognize the benefits of the investments we have made in Toledo during the fourth quarter turnaround and we look forward to completing the chemicals expansion project to further enhance the earnings power of Toledo.” Mr. Nimbley remarked, “Stable operations allowed us to adapt to changing market conditions over the quarter as feedstock costs and crude oil differentials fluctuated with changing market paradigms, contracting and expanding at different times through the quarter. Product margins remained strong, particularly on the East Coast, and we continued to benefit from improved margins on our lower value products as a result of the overall decline in crude prices.”

Mr. Nimbley continued, “We are pleased to announce that we are in discussions with PBF Logistics regarding the potential contribution of the Delaware City Products Pipeline and Truck Rack as part of our ongoing effort to unlock value in our logistics infrastructure. We have also identified additional assets which we believe could increase our backlog of MLP-qualifying EBITDA to approximately $200 million.” Mr. Nimbley concluded, “The markets continue to fluctuate and PBF is focused on operating safely, enhancing the earnings power of the company through organic projects and accretive acquisitions, and capturing the opportunities that the markets present.”

The Delaware City Products Pipeline and Truck Rack are located at PBF Energy's Delaware City Refinery and supply refined petroleum products into the Northeast market. The pipeline has a capacity in excess of 125,000 barrels per day and connects the Delaware City refinery to critical distribution facilities in Pennsylvania and New York State. The Truck Rack is a 15-lane loading rack with a capacity of 76,000 barrels per day. We expect that the potential acquisition of the Delaware City Products Pipeline and Truck Rack by PBF Logistics LP (the "Partnership") would be supported by proposed ten-year term agreements with subsidiaries of PBF Energy containing minimum volume throughput commitments. The potential transaction is currently being reviewed by the Partnership's conflicts committee and their advisors.

The transaction is subject to negotiation and execution of a definitive contribution agreement that will include various closing conditions and the related commercial and other agreements. There can be no assurances that any definitive agreements will be entered into or closing conditions will be satisfied, or that the entry into and consummation of this transaction will occur.

PBF Energy Inc. Share Repurchase Program
On August 19, 2014, PBF announced that its board of directors authorized the repurchase of up to $200 million of PBF Class A common stock. On October 29, 2014, the board of directors approved a $100 million increase to the existing authorization, for a total repurchase authorization of $300 million. The repurchase authorization expires on September 30, 2016.

These repurchases may be made from time to time through various methods, including open market transactions, block trades, accelerated share repurchases, privately negotiated transactions or otherwise, certain of which may be effected through Rule 10b5-1 and Rule 10b-18 plans. The timing and number of shares repurchased will depend on a variety of factors, including price, capital availability, legal requirements and economic and market conditions. PBF is not obligated to purchase any shares under the repurchase program, and repurchases may be suspended or discontinued at any time without prior notice.

As of the end the first quarter, 5,783,641 shares of Class A common stock have been repurchased at an average price of approximately $24.73 per share, excluding broker fees. After giving effect to shares already purchased under the program, the company has approximately $155 million of available repurchasing authorization under the program going forward. At the end of the quarter, there were 91,160,050 shares of Class A common stock and PBF Energy Company LLC Series A Units outstanding.

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on May 27, 2015, to holders of record as of May 11, 2015.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income, Adjusted Fully-Converted Net Income per fully-exchanged, fully-diluted share, gross refining margin, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA. PBF Energy Inc. believes that non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF Energy Inc.'s non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding first quarter results and other business matters on Thursday, April 30, 2014, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be heard by dialing (800) 862-9098 or (785) 424-1051, conference ID: PBFQ115. The audio replay will be available two hours after the end of the call through May 16, 2015, by dialing (800) 688-9459 or (402) 220-1373.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risks disclosed in PBF Logistics LP's SEC filings and any impact PBF Logistics LP may have on the company's credit rating, cost of funds, employees, customers and vendors; risks relating to the securities markets generally; the ability to execute definitive agreements for the potential drop-down transaction and to consummate the proposed drop-down transaction; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey and Toledo, Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally sensitive manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also indirectly owns the general partner and approximately 52.1% of the limited partner interest of PBF Logistics LP (NYSE: PBFX).

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2015	2014

Revenues	$2,995,136	$4,746,443

Costs and expenses:
Cost of sales, excluding depreciation	2,502,215	4,147,684
Operating expenses, excluding depreciation	237,118	268,899
General and administrative expenses	36,046	36,624
Gain on sale of assets	(359)	(186)
Depreciation and amortization expense	47,706	33,215
	2,822,726	4,486,236

Income from operations	172,410	260,207

Other income (expenses):
Change in fair value of catalyst leases	2,039	(2,001)
Interest expense, net	(22,192)	(25,255)
Income before income taxes	152,257	232,951
Income tax expense	49,138	49,679
Net income	103,119	183,272
Less: net income attributable to noncontrolling interests	15,798	105,828
Net income attributable to PBF Energy Inc.	$87,321	$77,444

Net income available to Class A common stock per share:
Basic	$1.04	$1.43
Diluted	$1.00	$1.42
Weighted-average shares outstanding-basic	84,278,071	54,167,861
Weighted-average shares outstanding-diluted	91,669,101	54,691,627

Dividends per common share	$0.30	$0.30

Adjusted fully-converted net income and adjusted fully-converted net income per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income	$91,978	$140,729
Adjusted fully-converted net income per fully exchanged, fully diluted share (Note 1)	$1.00	$1.44
Adjusted fully-converted shares outstanding - diluted	91,669,101	97,398,632

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in thousands, except share and per share data)

		Three Months Ended
RECONCILIATION OF NET INCOME TO		March 31,
ADJUSTED FULLY-CONVERTED NET INCOME (Note 1)		2015	2014

Net income attributable to PBF Energy Inc.		$87,321	$77,444
Add:	Net income attributable to the noncontrolling interest (Note 2)	7,788	105,828
Less:	Income tax expense (Note 3)	(3,131)	(42,543)
Adjusted fully-converted net income		$91,978	$140,729
Special Items (Note 4):
Less:	Net non-cash LCM inventory adjustment (Note 5)	(21,208)	—
Add:	Recomputed income taxes on special items (Note 5)	8,526	—
Adjusted fully-converted net income excluding special items (Note 4)		$79,296	$140,729

Diluted weighted-average shares outstanding of PBF Energy Inc. (Note 6)		91,669,101	54,691,627
Conversion of PBF LLC Series A Units (Note 7)		—	42,707,005
Fully-converted shares outstanding - diluted		91,669,101	97,398,632

Adjusted fully-converted net income (per fully exchanged, fully diluted shares outstanding)		$1.00	$1.44

Adjusted fully-converted net income excluding special items (per fully exchanged, fully diluted shares outstanding) (Note 4)		$0.87	$1.44

		Three Months Ended
RECONCILIATION OF INCOME FROM OPERATIONS TO		March 31,
INCOME FROM OPERATIONS EXCLUDING SPECIAL ITEMS		2015	2014

Income from operations		$172,410	$260,207
Special Items (Note 4):
Less:	Net non-cash LCM inventory adjustment (Note 5)	(21,208)	—
Income from operations excluding special items (Note 4)		$151,202	$260,207

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 8)
(Unaudited, in thousands)

		Three Months Ended
		March 31,
RECONCILIATION OF NET INCOME TO EBITDA		2015	2014

Net income		$103,119	$183,272
Add:	Depreciation and amortization expense	47,706	33,215
Add:	Interest expense, net	22,192	25,255
Add:	Income tax expense	49,138	49,679
EBITDA		$222,155	$291,421
Special Items (Note 4):
Less:	Net non-cash LCM inventory adjustment (Note 5)	(21,208)	—
EBITDA excluding special items (Note 4)		$200,947	$291,421

RECONCILIATION OF EBITDA TO ADJUSTED EBITDA

EBITDA		$222,155	$291,421
Less:	Non-cash LCM inventory adjustment (Note 5)	(21,208)	—
Add:	Stock based compensation	2,955	1,420
Add:	Net non-cash change in fair value of catalyst leases	(2,039)	2,001
Adjusted EBITDA		$201,863	$294,842

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	March 31,	December 31,
	2015	2014

Cash, cash equivalents and marketable securities	$684,419	$632,803
Inventories	1,129,207	1,102,261
Total assets	5,150,612	5,196,288
Total long-term debt	1,259,233	1,260,349

Total equity	$1,767,716	$1,693,316
Special Items (Note 4)
Add: Net non-cash LCM inventory adjustment (Note 5)	(21,208)	690,110
Less: Recomputed income taxes on special items (Note 5)	8,526	(277,424)
Net impact of special items to equity	$(12,682)	$412,686
Total equity excluding special items (Note 4)	$1,755,034	$2,106,002

Net debt to capitalization ratio	25%	27%
Net debt to capitalization ratio, excluding special items	25%	23%
Total debt to capitalization ratio	42%	43%
Total debt to capitalization ratio, excluding special items	42%	37%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014
Cash flows provided by operations	$132,505	$260,571
Cash flows used in investing activities	(48,107)	(52,653)
Cash flows used in financing activities	(32,791)	(47,753)
Net increase in cash and cash equivalents	51,607	160,165
Cash and cash equivalents, beginning of period	397,873	76,970
Cash and cash equivalents, end of period	$449,480	$237,135

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 9)
(Unaudited, in thousands)

	Three Months Ended March 31, 2015
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$2,995,136	$30,565	$—	$(30,565)	$2,995,136
Depreciation and amortization	43,216	1,447	3,043	—	47,706
Income (loss) from operations	189,128	18,674	(35,392)	—	172,410
Interest expense, net	3,946	1,965	16,281	—	22,192
Capital expenditures	$124,527	$17	$1,185	$—	$125,729

	Three Months Ended March 31, 2014
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$4,746,443	$—	$—	$—	$4,746,443
Depreciation and amortization	29,059	676	3,480	—	33,215
Income (loss) from operations	305,500	(5,375)	(39,918)	—	260,207
Interest expense, net	7,468	—	17,787	—	25,255
Capital expenditures	$80,272	$9,384	$756	$—	$90,412

	Balance at March 31, 2015
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total assets	$4,116,594	$402,277	$645,691	$(13,950)	$5,150,612

	Balance at December 31, 2014
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total assets	$4,329,996	$393,951	$483,971	$(11,630)	$5,196,288

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended
	March 31,
Market Indicators (dollars per barrel) (Note 10)	2015	2014
Dated Brent Crude	$54.29	$108.21
West Texas Intermediate (WTI) crude oil	$48.49	$98.69
Crack Spreads:
Dated Brent (NYH) 2-1-1	$15.76	$11.41
WTI (Chicago) 4-3-1	$15.45	$16.79
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$5.80	$9.52
Dated Brent less Maya (heavy, sour)	$10.14	$18.93
Dated Brent less WTS (sour)	$6.79	$15.10
Dated Brent less ASCI (sour)	$5.58	$7.77
WTI less WCS (heavy, sour)	$11.80	$21.63
WTI less Bakken (light, sweet)	$5.13	$3.79
WTI less Syncrude (light, sweet)	$(0.68)	$0.99
Natural gas (dollars per MMBTU)	$2.81	$4.72

Key Operating Information
Production (barrels per day ("bpd") in thousands)	465.4	428.6
Crude oil and feedstocks throughput (bpd in thousands)	467.8	430.9
Total crude oil and feedstocks throughput (millions of barrels)	42.1	38.8
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$10.57	$15.44
Refinery operating expense per barrel of throughput (Note 12)	$5.54	$6.93
Crude and feedstocks (% of total throughput) (Note 13)
Heavy	15%	13%
Medium	46%	45%
Light	27%	34%
Other feedstocks and blends	12%	8%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	49%	49%
Distillates and distillate blendstocks	34%	37%
Lubes	1%	2%
Chemicals	3%	3%
Other	13%	9%
Total yield	100%	100%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended
	March 31,
	2015		2014
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (barrels per day ("bpd") in thousands)	320.5		288.6
Crude oil and feedstocks throughput (bpd in thousands)	325.7		292.7
Total crude oil and feedstocks throughput (millions of barrels)	29.3		26.3
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$8.92		$13.71
Refinery operating expense per barrel of throughput (Note 12)	$5.54		$7.33
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	22%		19%
Medium	46%		49%
Light	16%		21%
Other feedstocks and blends	16%		11%
Total throughput	100%		100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	48%		47%
Distillates and distillate blendstocks	33%		37%
Lubes	2%		2%
Chemicals	2%		2%
Other	13%	15	11%
Total yield	98%		99%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	144.9		140.0
Crude oil and feedstocks throughput (bpd in thousands)	142.1		138.2
Total crude oil and feedstocks throughput (millions of barrels)	12.8		12.4
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$14.36		$19.09
Refinery operating expense per barrel of throughput (Note 12)	$5.56		$6.10
Crude and feedstocks (% of total throughput) (Note 13):
Medium	45%		37%
Light	53%		62%
Other feedstocks and blends	2%		1%
Total throughput	100%		100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	51%		52%
Distillates and distillate blendstocks	37%		38%
Chemicals	5%		5%
Other	9%		6%
Total yield	102%		101%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 11)
(Unaudited, in thousands, except per barrel amounts)

	Three Months Ended		Three Months Ended
	March 31, 2015		March 31, 2014
RECONCILIATION OF GROSS MARGIN TO GROSS REFINING MARGIN	$	per barrel of throughput	$	per barrel of throughput
Gross margin	$216,328	$5.14	$300,125	$7.74
Less: Affiliate revenues of PBFX	(30,565)	(0.73)	—	—
Add: Affiliate cost of sales of PBFX	3,740	0.09	—	—
Add: Refinery operating expenses	233,377	5.54	268,899	6.93
Add: Refinery depreciation	43,216	1.03	29,735	0.77
Gross refining margin	$466,096	$11.07	$598,759	$15.44
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment (Note 5)	(21,208)	(0.50)	—	—
Gross refining margin excluding special items (Note 4)	$444,888	$10.57	$598,759	$15.44

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable U.S. generally accepted accounting principles ("GAAP") measures, are useful to investors to compare the company’s results across the periods presented and facilitates an understanding of the company’s operating results. The company also uses these measures to evaluate its operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 7.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC other than PBF Energy Inc., as if such members had fully exchanged their Series A Units for shares of PBF Energy's Class A common stock.

(3) Represents an adjustment to reflect the company's statutory corporate tax rate of approximately 40.2% for the 2015 and 2014 periods applied to the net income attributable to the noncontrolling interest for all periods presented. The adjustment assumes the full exchange of existing PBF Energy Company LLC Series A Units as described in footnote 2.

(4) The non-GAAP measures presented include adjusted fully-converted net income excluding special items, income from continuing operations excluding special items, EBITDA excluding special items, and gross refining margin excluding special items. The special items for the periods presented relate to a lower of cost or market adjustment (LCM). LCM is a GAAP guideline related to inventory valuation that requires inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using last-in, first-out (LIFO) inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM adjustment is recorded to reflect the net change in the LCM inventory reserve between prior period and the current period. Although we believe that non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for more useful period-over-period comparisons, such non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

(5) During the first quarter of 2015, the Company recorded an adjustment to value its inventories to the lower of cost or market which resulted in a net pre-tax benefit of $21.2 million reflecting the change in the lower of cost or market inventory reserve from $690.1 million at December 31, 2014 to $668.9 million at March 31, 2015. The net impact of these LCM inventory adjustments are included in the Refining segment's operating income, but are excluded from the operating results presented in the table in order to make such information comparable between periods.

(6) Represents weighted-average diluted shares outstanding assuming the full exchange of common stock equivalents, including options and warrants for PBF LLC Series A Units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method. Common stock equivalents excludes the effects of options to purchase 2,869,500 and 1,943,125 shares of PBF Energy Class A common stock because they are anti-dilutive for the three months ended March 31, 2015 and 2014, respectively.

(7) Represents an adjustment to weighted-average diluted shares to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2 above if not included in the diluted weighted-average shares outstanding as described in footnote 6 above.

(8) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with, GAAP. We use these non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(9) We operate in two reportable segments; Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. The Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey and Toledo, Ohio. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), a growth-oriented master limited partnership which owns and operates logistics assets, currently consisting of the Delaware City Rail Terminal, the Toledo Truck Terminal, the DCR West Rack and the Toledo Storage Facility. The Logistics segment's results include financial information of the predecessor of PBFX for periods presented prior to May 13, 2014, and the financial information of PBFX for periods beginning on or after May 14, 2014, the completion date of the PBFX initial public offering ("PBFX Offering"). Prior to the PBFX Offering, the DCR West Rack acquisition and the Toledo Storage Facility acquisition, PBFX's assets were operated within the refining operations of PBF Energy's Delaware City and Toledo refineries. The assets did not generate third party or intra-entity revenue and were not considered to be a separate reportable segment. All intercompany transactions are eliminated in our consolidated financial statements and are included in Eliminations, as applicable.

(10) As reported by Platts.

(11) Gross refining margin and gross refining margin per barrel of throughput are non-GAAP measures because they exclude refinery operating expenses, refinery depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and they provide useful information to investors because gross refining margin per barrel is a better metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Although we believe that non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for more useful period-over-period comparisons, such non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

(12) Represents refinery operating expenses, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(13) We define heavy crude oil as crude oil with an American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with an API gravity between 24 and 35 degrees. We define light crude oil as crude oil with an API gravity higher than 35 degrees.